Exhibit 10.9

                           LEASE ASSIGNMENT AGREEMENT

     This agreement is made and entered into this ____ day of ____________, 1996, for the express purpose of assignment of the rights to the minerals on properties in the Wikieup area owned or controlled by Paul Landers and Marty Talcott to Gold and Minerals Company, Inc. These include the SW and SE quarter of sections 25 and 26, Township 16 1/2 N, Range 14 West in an area northwest of Wikieup, Arizona, in Mojave county.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          Mr. Landers and Mr. Talcott will receive advance production bonus payments totaling $10,000, $1,000 to be paid upon closing of this agreement, and $9,000 when the concentration plant is in production.

          Mr. Landers and Mr. Talcott will lease 240 or more acres exclusively for the use by Gold and Minerals for processing on the San Tan Reservation releasing by deed or bill of sale acreage as needed to Gold and Minerals for their operations.

          Gold and Minerals shall have first right of refusal on all properties owned or controlled by Mr. Landers and Mr. Talcott.

          Mr. Landers and Mr. Talcott will receive a combined monthly production bonus of $10.00 per ton of ore removed from the property. This ore must have minimum values of 3 ounces per ton. For ores of lesser value, the bonus will be pro-rated. Initial projections are for removal of 20 tons daily. These bonuses shall continue for as long as Gold and Minerals continues to remove ore from these properties. These bonuses shall begin and be paid 30 days after removal of production quantities of ore from the property. This bonus will be reevaluat- ed if the amount of tonnage removed is dramatically reduced and a fair adjustment to the production bonus will be made.

          This contract will remain in effect as long as economically feasible for Gold and Minerals.

/s/ Larry Lozensky                       /s/ Paul Landers
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           Larry Lozensky                             Paul Landers
    President - Gold and Minerals


/s/ Joseph Hohmann                       /s/ Mary Talcott
-------------------------------------    ---------------------------------------
          Joseph Hohmann                              Mary Talcott
     Chief Executive Officer -
        Gold and Minerals

When recorded mail to:

Paul Landers
P.O. Box 1351
Congress, AZ
85332
                        --------------------------------------------------------
                                 QUIT CLAIM DEED

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Effective Date: 11/13/96


GRANTORS: (Person(s) on the Deed now)               Paul Landers
                                      ------------------------------------------

GRANTEE: (Person(s) to be on the Deed after recording) GOLD AND MINERAL CO. INC.
                                                       -------------------------

Subject Real Property (Address or Location) MINING CLAIM BORESIGHT #5
     Located in South east 1/4 Sec., Sec.#26 Township 16 1/2 N. Range, 14 W Mohave Co. Bk. 2801, Pg. 620

Subject Real Property (ENTIRE Legal Description)
         Mining Claim Boresight #5 = 20, 232 Ft. w/o US Hy __,
         Located in South east 1/4 Sec., Sec 26 Township 16 1/2Range 14W AMC #341926, Mohave Co. Book 2801, Pg. 620

     For valuable consideration, Grantor quit claims to Grantee all rights, title, and interest of Grantor in Subject Real Property together with all rights and privileges appurtenant or to become appurtenant to Subject Real Property on effective date.


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(DO NOT sign until you are in front of a Notary Public)

-------------------------------------    ---------------------------------------
Grantor                                  Grantor


-------------------------------------    ---------------------------------------
Grantee      Chief Executive Officer     Grantee
             Gold & Minerals Co. Inc.

Subscribed and sworn to before me on this 13th day of November, 1996.

Notary Public        (Claudia Cabrena)
              ------------------------------
My Commission Expires July 8, 1999
             (Seal)